ADDENDUM TO THE DISTRIBUTION AND LICENSE AGREEMENT EXECUTED BETWEEN THE PARTIES ON JUNE 30TH, 2002 AT 3 P.M., P.D.T

BETWEEN:

NUTRI-DIEM INC., a company duly incorporated under the laws of the Quebec companies Act, part 1A, having its registered office and principal place of business at 1421, Nobel street, in the City of Sainte- Julie, Province of Quebec, J3E 1Z4 herein acting and represented by Michel Grisé, its President duly authorized for purposes hereof, as they so declare.

(hereinafter referred to as the “Licensor”)

AND:

ESSENTIALLY YOURS INDUSTRIES, INC. a company duly incorporated under the laws of the State of Nevada, having its registered office and principal place of business at 3960 Howard Hughes Parkway, suite 500, in the City of Las Vegas, Nevada, 89145, herein acting and represented by Jay Sargeant, its President duly authorized for purposes hereof, as they so declare.

(hereinafter referred to as the “Licensee”)

RECITALS

WHEREAS the Parties have executed a Distribution and License Agreement on June 30th, 2002 (the “Agreement”).

WHEREAS subsection 5.2 of the Agreement provides the requirements, of the Licensee, to purchase a minimum amount of product each year, from the Licensor, during the term of the Agreement.

WHEREAS the set requirements cannot be obtained within the time provided, the Licensee has requested a change in the set requirements for each year.

WHEREAS the Licensor has agreed to change the set requirements as set out in subsection 5.2;

NOW THEREFORE IN CONSIDERATION OF THE SUM OF ONE ($1.00) DOLLAR, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED. THE PARTIES AGREE AS FOLLOWS:

1.	LOWERING OF PURCHASING THERSHOLD: The Licensor hereby agrees that the requirements of 5.2 should be changed as set out below:

	5.2.2	For the year from June 1, 2003 to May 31, 2004 the minimum amount of two million dollars ($2,000,000.00);
	5.2.3	For the year from June 1, 2004 to May 31, 2005 the minimum amount of five million dollars ($5,000,000.00);
	5.2.4	For each year thereafter during the term of this agreement the minimum amount of seven million dollars ($7,000,000.00).

2.

OTHER PROVISIONS

The other provisions of the Agreement remain unchanged and shall continue to apply between the parties. Without limiting the generality of the foregoing, the provisions of the present Agreement shall not in any way be interpreted in a manner to affect the obligations of the Licensee provided for in Section 5 of the Agreement.

3.	DEFINITIONS The definitions used in the Agreement shall have the same meaning in the present Addendum.

THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM AS OF APRIL 30, 2004.

NUTRI-DIEM INC.	ESSENTIALLY YOURS INDUSTRIES, INC.

/s/ Michel Grisé	/s/ Jay Sargeant

Michel Grisé	Jay Sargeant
President	President